Exhibit 99.1

Contact:	Investors:
PXRE Group Ltd.	Citigate Sard Verbinnen
John Modin	Jamie Tully
Chief Financial Officer	212-687-8080
441-296-5858	jtully@sardverb.com
john.modin@pxre.com

PXRE Group Ltd. PXRE House 110 Pitts Bay Road, Pembroke HM 08 Bermuda 441 296 5858 441 296 6162 FAX

PXRE PROVIDES UPDATED RANGE OF PRELIMINARY ESTIMATES
OF HURRICANE KATRINA IMPACT

HAMILTON, Bermuda – September 19, 2005– PXRE Group Ltd. (NYSE:PXT) today announced an update on its initial preliminary loss estimates for Hurricane Katrina. Based on insured industry losses of $30 to $40 billion, PXRE now estimates its net impact from Hurricane Katrina will be in the range of $235 to $300 million, after tax, reinsurance recoveries on its outwards reinsurance program and the impact of inwards and outwards reinstatement and additional premiums. Based on this updated preliminary estimate, the Company now expects to report a net loss of $85 to $165 million for 2005, assuming no additional material catastrophes occur during the rest of 2005.

The Company’s updated preliminary estimate of its net loss from Hurricane Katrina is based on extensive modeling, a ground-up review of all exposed reinsurance contracts and numerous discussions with PXRE’s clients. It is difficult, however, to accurately estimate losses in the immediate aftermath of any major catastrophe. Moreover, the unique circumstances of Hurricane Katrina, including the unprecedented level of flooding and limited access by claims adjustors, make our estimates subject to a higher level of uncertainty than normal. In addition, further uncertainty is created by potential legal and regulatory issues, including potential extra contractual liability for flooding and extremely complex and unique causation and coverage issues associated with the attribution of losses to wind or flood damage or other perils such as fire, business interruption or civil commotion. To date, the Company has only received a limited number of written loss notices. PXRE will continue to monitor the situation and provide additional updates as necessary.

Jeffrey L. Radke, President and Chief Executive Officer, stated “Since we announced our initial loss estimates, our retrocessional underwriters were able to meet with a number of our retrocessional cedents during the Monte Carlo Rendezvous industry conference and our North American underwriters have continued to have discussions and meet with our North American property catastrophe and risk excess cedents. We have also continued our internal modeling work and have analyzed the further output by third party modeling firms. As result of these continuing efforts and the significant uncertainties surrounding the impact of Hurricane Katrina, PXRE now believes that it is prudent to expand our range of reasonably likely insured industry losses to a range of $30 to $40 billion, which represents an increase in the upper end of our prior $30 to $35 billion industry loss range.”

Mr. Radke continued, “The Monte Carlo Rendezvous also provided us with significant feedback on Katrina’s likely impact on reinsurance markets. Based on our market discussions, we now expect to see substantial increases in rates and limitations in coverage for each of the lines of business we write. We expect the scope of these changes to be at least as pronounced in our lines of business as those experienced after other market-changing events such as the World Trade Center disaster in 2001 and Hurricane Andrew in 1992.”

PXRE – with operations in Bermuda, Europe and the United States – provides reinsurance products and services to a worldwide marketplace. The Company’s primary focus is providing property catastrophe reinsurance and retrocessional coverage. The Company also provides marine, aviation and aerospace products and services. The Company’s shares trade on the New York Stock Exchange under the symbol “PXT.”

Statements in this release that are not strictly historical are forward-looking and are based upon current expectations and assumptions of management. Statements included herein, as well as statements made by or on behalf of PXRE in its communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements, identified by words such as “intend,” “believe,” “anticipate,” or “expects” or variations of such words or similar expressions are based on current expectations, speak only as of the date thereof, and are subject to risk and uncertainties. In light of the risks and uncertainties inherent in all future projections, the forward-looking statements in this report should not be considered as a representation by us or any other person that the Company’s objectives or plans will be achieved. The Company cautions investors and analysts that actual results or events could differ materially from those set forth or implied by the forward-looking statements and related assumptions, depending on the outcome of certain important factors including, but not limited to, the following: (i) because of exposure to catastrophes, PXRE’s financial results may vary significantly from period to period; (ii) the Company may be overexposed to losses in certain geographic areas for certain types of catastrophe events; (iii) PXRE operates in a highly competitive environment; (iv) reinsurance prices may decline, which could affect the Company’s profitability; (v) underwriting reinsurance includes the application of judgment, the assessment of probabilities and outcomes, and assumption of correlations, which are subject to inherent uncertainties; (vi) reserving for losses includes significant estimates which are also subject to inherent uncertainties, which uncertainties are particularly acute in the wake of Hurricane Katrina; (vii) a decline in the credit rating assigned to the Company’s claim-paying ability may impact its potential to write new or renewal business; (viii) a decline in the Company’s ratings may require us to transfer premiums retained by us into a beneficiary trust or may allow clients to terminate their contract with us; (ix) the Company’s investment portfolio is subject to market and credit risks which could result in a material adverse impact on its financial position or results; (x) because PXRE depends on a few reinsurance brokers for a large portion of revenue, loss of business provided by them could adversely affect us; and the Company’s reliance on reinsurance brokers exposes us to their credit risk; (xi) the Company has exited the finite reinsurance business, but claims in respect of the business the Company wrote could have an adverse effect on its results of operations; (xii) the Company may be adversely affected by foreign currency fluctuations; (xiii) retrocessional reinsurance subjects us to credit risk and may become unavailable on acceptable terms; (xiv) the impairment of the Company’s ability to provide collateral to cedents could affect its ability to offer reinsurance in certain markets; (xv) the reinsurance business is historically cyclical, and the Company may experience periods with excess underwriting capacity and unfavorable premium rates; conversely, PXRE may have a shortage of underwriting capacity when premium rates are strong; (xvi) regulatory constraints may restrict the Company’s ability to operate its business; (xvii) contention by the United States Internal Revenue Service that the Company or its offshore subsidiaries are subject to U.S. taxation could result in a material adverse impact on the Company’s financial position or results; and (xviii) changes in tax laws, tax treaties, tax rules and interpretations could result in a material adverse impact on the Company’s financial position or results. In addition to the factors outlined above that are directly related to PXRE’s business, PXRE is also subject to general business risks, including, but not limited to, adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors, the loss of key employees and other factors set forth in PXRE’s SEC filings. The factors listed above should not be construed as exhaustive. Therefore, actual results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements. PXRE undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events (including catastrophe events), or otherwise.

END